Scheichet & Davis, P.C.
                                Counselors at Law

                                 505 Park Avenue
                               New York, NY 10022
                                 (212) 688-3200
                               Fax: (212) 371-7634


                                                               November 5, 1996


New York Health Care, Inc.
1667 Flatbush Avenue
Brooklyn, NY  11021


                         Re:  Registration Statement on Form SB-2
                              Under the Securities Act of 1933;
                              S.E.C. File No. 333-08155
                              -----------------------------------


Gentlemen:

     In our  capacity  as  counsel to New York  Health  Care,  Inc.,  a New York corporation (the "Company"), we have been asked to render this opinion in connection with the Company's Registration Statement on Form SB-2 (the "Registration Statement"), heretofore filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     The Registration Statement covers the following securities:


     1. 1,250,000 shares of Common Stock, $.01 par value per share (the "Common Stock");

     2. 2,500,000 Redeemable Warrants to purchase 1,250,000 shares of Common Stock (the "Redeemable Warrants");

     3. 1,250,000 shares of Common Stock issuable upon the exercise of the Redeemable Warrants;

     4.   187,500  shares  of  Common  Stock  and  375,000  Redeemable  Warrants
          issuable   solely  at  the   option  of  the   Underwriters to  cover
          over-allotments, if any;

     5. Representative's Warrants entitling the Representative to purchase 125,000 shares of Common Stock and 250,000 Redeemable Warrants from the Company;

New York Health Care, Inc.
November 5, 1996


Page 2




     6. 125,000 shares of Common Stock issuable upon the exercise of the Representative's Warrants;

     7.   250,000  Redeemable   Warrants  issuable  upon  the  exercise  of  the
          Representative's Warrants; and

     8. 125,000 shares of Common Stock issuable upon the exercise of the Redeemable Warrants which, in turn, are to be issued upon the exercise of the Representative's Warrants.

     In that connection, we have examined the Company's Certificate of Incorporation and By-Laws, as amended, the Registration Statement, corporate proceedings of the Company relating to the issuance of the Common Stock, the Redeemable Warrants and the Representative's Warrants, respectively, and such other instruments and documents as we have deemed relevant under the circumstances.


     In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York;


     2. The shares of Common Stock, including the shares issuable upon the exercise of the over-allotment option, have been duly and validly authorized and, when issued and paid for as described in the Registration Statement, will be duly and validly issued, fully paid and non-assessable;

     3. The Redeemable Warrants, including the Redeemable Warrants issuable upon the exercise of the over-allotment option, have been duly and validly authorized and, when issued and paid for as described in the Registration Statement, will be duly and validly issued;

     4. The shares of Common Stock, including the shares issuable upon the exercise of the over-allotment option, which are to be issued upon the exercise of the Redeemable Warrants have been duly and validly authorized and, when issued and paid for as described in the Registration Statement and the
Redeemable Warrants, will be duly and validly issued, fully paid and non-assessable;

     5. The shares of Common Stock which are to be issued upon the exercise of the Representative's Warrants have been duly and validly authorized and, when issued and paid for as described in the Registration Statement and the Representative's Warrants, will be duly and validly issued, fully paid and non-assessable;

New York Health Care, Inc.
November 5, 1996


Page 3



     6. The Redeemable Warrants which are to be issued upon the exercise of the Representative's Warrants have been duly and validly authorized and, when issued and paid for as described in the Registration Statement, will be duly and validly issued; and

     7. The shares of Common Stock which are to be issued upon the exercise of the Redeemable Warrants, issuable upon the exercise of the Representative's Warrants, have been duly and validly authorized and, when issued and paid for as described in the Registration Statement, will be duly and validly issued, fully paid and non-assessable.

     We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.

                                        Very truly yours,

                                        SCHEICHET & DAVIS, P.C.

                                        /s/ William J. Davis
                                        ---------------------------
                                        William J. Davis
                                        A Member of the Firm

WJD/jm